EXHIBIT 8.1

                        [Letterhead of Dewey Ballantine]



                                                                   May 16, 1997

Prudential Securities Secured
  Financing Corporation
One Seaport Plaza, 26th Floor
New York, New York 10292

                  Re:  Mortgage Pass-Through Certificates

Gentlemen:

     We have acted as counsel to Prudential Securities Secured Financing Corporation ("Prudential") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Pass-Through Certificates ("Certificates") which Prudential plans to offer in series. Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates, but with respect to those tax consequences which are discussed in our opinion, the description is accurate.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and in future related prospectus supplements under the heading "Certain Federal Income Tax Consequences."

                                                    Very truly yours,

                                                    DEWEY BALLANTINE

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                        [Letterhead of Dewey Ballantine]



                                                                   May 16, 1997

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza

450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:  Prudential Securities Secured Financing
                       Corporation
                       Registration Statement on Form S-3

Dear Sirs:

     On behalf of Prudential Securities Secured Financing Corporation (the "Registrant"), we are enclosing herewith for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), one copy of a Registration Statement on Form S-3 (the "Registration Statement"), including exhibits.

     Please call the undersigned at (212) 259-8049 if you have any questions concerning this document.

                                                     Very truly yours,

                                                     Joseph P. Topolski

Enclosures